                                                                    EXHIBIT 99.1

                                  PRESS RELEASE
                     PINNACLE AIRLINES RELEASES JUNE TRAFFIC

MEMPHIS TENN. (JULY 6TH, 2006) Pinnacle Airlines, Inc., a wholly owned subsidiary of Pinnacle Airlines Corp. (NASDAQ: PNCL), today released passenger and traffic levels for June 2006.

During June, Pinnacle transported 793,573 Customers, 5.8% more than the same period last year. Passenger Load Factor was 82.4%, an increase of 4.5 points over June 2005 levels. During the month, Pinnacle flew 459.1 million Available Seat Miles ("ASMs"), a 9.1% reduction when compared to the same period last year. Pinnacle flew 378.4 million Revenue Passenger Miles ("RPMs"), 3.8% fewer than June 2005.

Pinnacle operated 34,886 block hours in June, 8.2% less than the same period last year. Cycles decreased 3.4% to 20,794. In June 2006, Pinnacle operated 124 regional jets, 9.5% less than the 137 in our fleet during June 2005. Additionally, the average length of a Pinnacle flight was reduced from 512 to 470 statute miles. The term "block hour" refers to the elapsed time between an aircraft leaving a gate and arriving at a gate, the term "cycle" refers to an aircraft's departure and corresponding arrival.

                                             JUNE 2006 TRAFFIC
                                2006                 2005                 CHANGE
PASSENGERS                    793,573               749,756                5.8%
LOAD FACTOR                      82.4%                 77.9%               4.5pts
ASMS (000)                    459,056               504,893               (9.1)%
RPMS (000)                    378,417               393,260               (3.8)%
CYCLES                         20,794                21,528               (3.4)%
BLOCK HOURS                    34,886                38,000               (8.2)%

                                          YEAR-TO-DATE 2006 TRAFFIC
                                2006                 2005                 CHANGE
PASSENGERS                   4,354,662             3,779,535              15.2%
LOAD FACTOR                       76.8%                 68.7%              8.1pts
ASMS (000)                   2,713,207             2,770,981              (2.1)%
RPMS (000)                   2,082,817             1,904,552               9.4%
CYCLES                         124,318               121,094               2.7%
BLOCK HOURS                    206,068               210,444              (2.1)%

Pinnacle Airlines, Inc. operates under the name Northwest Airlink and provides service to destinations in the United States and Canada. Pinnacle operates an all-jet fleet of 124 Canadair 44 and 50-seat regional jets from Northwest hubs at Detroit, Memphis and Minneapolis - St. Paul, and a focus city at Indianapolis. Pinnacle Airlines maintains its headquarters in Memphis, Tenn., and employs approximately 3,570 People. For further information, please contact Philip Reed, Vice-President, Marketing at 901-348-4257, or visit our web-site at www.nwairlink.com.

     This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or on line from the Commission. Should one of more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results June vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

                                      # # #